UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, CA 91754	91754
(Address of principal executive offices)	(Zip Code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 29, 2026, Maison Solutions Inc., a Delaware corporation (the “Company”), announced a proposed settlement of a stockholder derivative action pending in the United States District Court for the Central District of California, captioned In re Maison Solutions Inc. Derivative Litigation, Case No. 2:24-cv-02897-SPG-KS (the “Action”).

The Action is brought derivatively on behalf of the Company and alleges that, between October 5, 2023 and December 15, 2023, the Individual Defendants participated in and/or caused the Company to participate in an ongoing immigration fraud scheme and made and/or caused the Company to make false and misleading statements in the Company’s initial public offering-related U.S. Securities and Exchange Commission filings regarding this misconduct, related-party transactions, and pending lawsuits involving the Company. The Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Action.

Pursuant to the terms of a Stipulation and Agreement of Settlement dated February 27, 2026 (the “Stipulation”), the Company agrees to adopt, implement, and maintain certain corporate governance reforms (the “Reforms”) for five years. The Company acknowledges that the filing, pendency, and settlement of the Action was the cause of the Company’s decision to adopt the Reforms and that the Reforms confer substantial benefits to the Company and its stockholders.

In light of the substantial benefits conferred upon the Company and its stockholders, the Company’s insurer(s) agreed to pay Plaintiffs’ Counsel four hundred thousand dollars ($400,000.00) for attorneys’ fees and expenses. The Defendants also agreed not to object to the request for the Court to approve Service Awards of up to three thousand dollars ($3,000.00) for each of the two Plaintiffs, to be paid from the fee and expense amount.

A hearing (the “Settlement Hearing”) will be held on August 12, 2026 at 1:30 p.m. before the Honorable Sherilyn Peace Garnett at the United States District Court for the Central District of California, First Street Courthouse, 350 W. 1st Street, Los Angeles, California 90012, to, among other things: (i) determine whether the Settlement should be approved as fair, reasonable, and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement; (iii) determine whether a final judgment should be entered dismissing the Action with prejudice; (iv) determine whether the Court should approve the agreed-to fee and expense amount and service awards for Plaintiffs; and (v) consider such other matters as may be necessary or proper under the circumstances.

Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and sent to Plaintiffs’ Counsel and Defendants’ Counsel no later than July 22, 2026, in accordance with the procedures set forth in the Stipulation. Any current stockholder who fails to object in accordance with such procedures will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement and shall be deemed to have waived the right to object.

Item 7.01 Regulation FD Disclosure.

On April 29, 2026, the Company issued a press release announcing the proposed settlement of the derivative action described in Item 8.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”). Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, and Stipulation and Agreement of Settlement, dated February 27, 2026, with exhibits are also attached hereto as Exhibits 99.2, 99.3 and 99.4.

The information contained in this Item 7.01 of this Current Report, including Exhibit 99.1 hereto, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 29, 2026
99.2	Notice of Pendency and Proposed Settlement of Stockholder Derivative Action
99.3	Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action
99.4	Stipulation and Agreement of Settlement, dated February 27, 2026, with exhibits
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maison Solutions Inc.

Date: April 29, 2026	By:	/s/ John Xu
	Name:	John Xu
	Title:	Chief Executive Officer

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